EDDIE BAUER COMPLETES REVIEW OF TAX ACCOUNTING ISSUE
—Determines No Financial Restatement Required—
— Reconfirms February 8th as Date of Special Stockholders Meeting —
REDMOND, Wash., January 31, 2007 — Eddie Bauer Holdings, Inc. (Nasdaq: EBHI) today announced that it has completed a review of its tax accounting for property and equipment and determined that a financial restatement will not be required. As previously announced, in the course of preparing its 2006 financial statements, the Company identified errors related to its tax accounting for 2005 and prior years. The Company undertook a comprehensive review of the matter and has determined that the errors are not material and do not require restatement of any previously filed financial statements. The effects of the error will be corrected in the Company’s 2006 financial statements. The Company’s independent auditor, BDO Seidman, concurs with the Company’s conclusions.
The Company determined that in accounting for income taxes it did not properly reconcile the book and tax depreciation on its property and equipment related primarily to the treatment of tenant improvement allowances granted in connection with the opening of new retail stores. As a result, the Company recorded an incorrect amount of deferred tax assets. The correction to be reported in the 2006 financial statements will result in a decrease to net deferred tax assets of approximately $12 million, and an increase to goodwill of approximately $12 million.
The Company also confirmed today that it is moving forward with its special meeting of stockholders scheduled for 8:30 a.m., Pacific Time, on Thursday, February 8, 2007 at the Hyatt Regency Bellevue, 900 Bellevue Way, NE, Bellevue, Washington. At the special meeting, stockholders will consider and vote upon the Company’s proposed sale to Eddie B Holding Corp., a company owned by affiliates of Sun Capital Partners, Inc. and Golden Gate Capital.
William End, Chairman of the Board of Directors of Eddie Bauer, commented, “Our Board of Directors concluded it was the prudent course of action to postpone the special stockholders meeting while the Company investigated the tax accounting errors and reviewed its findings with BDO Seidman. Now that it has been determined that a restatement is not necessary, we look forward to moving ahead with the special meeting on February 8th. The Board of Directors of Eddie Bauer continues to unanimously believe that the proposed sale represents the best opportunity to maximize value for Eddie Bauer stockholders and recommends that stockholders vote for the adoption of the merger agreement. The proposed all-cash consideration provides stockholders with fair and certain value as well as an immediate cash return at a time when the Company continues to face significant risks in successfully implementing its turnaround strategy.”
As announced on November 13, 2006, the Company has entered into a definitive agreement for the sale of Eddie Bauer to Eddie B Holding Corp. for $9.25 per share in cash. The transaction is expected to close in the first quarter of 2007, subject to the satisfaction of other previously disclosed closing conditions. Institutional Shareholder Services (ISS), Glass Lewis & Co. and PROXY Governance, Inc., the nation’s three leading independent proxy advisory firms, recommend that their clients vote in favor of the transaction.
Stockholders who need assistance in voting their shares may contact Eddie Bauer’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.
About Eddie Bauer
Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells casual sportswear and accessories for the modern outdoor lifestyle. Eddie Bauer believes the Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service.

Eddie Bauer products are available at approximately 390 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com and www.eddiebaueroutlet.com. Eddie Bauer also participates in joint venture partnerships in Japan and Germany and has licensing agreements across a variety of product categories.
SAFE HARBOR STATEMENTS
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” and similar expressions. All of the forward-looking statements contained in this press release are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known factors. Although we believe such estimates and assumptions are reasonable, they are inherently uncertain and involve risks and uncertainties. In addition, management’s assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this press release are not guarantees of future events, and we cannot assure you that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements as a result of a variety of factors, including our inability to hire, retain and train key personnel; delays in enhancement of our disclosure controls and procedures; our inability to revitalize Eddie Bauer as a premium quality brand; changes in general economic conditions, consumer confidence and consumer spending patterns; risks associated with legal and regulatory matters; risks associated with rising energy costs; risks associated with reliance on information technology; challenges as a result of our involvement in our former parents bankruptcy process; the diversion of management’s attention from operations while establishing post-emergence infrastructure and evaluating strategic alternatives; our inability to improve profitability of our retail stores, catalogs and website operations; our inability to source our requirements from our current sourcing agents; a significant disruption in our back-end operations; the inability of our joint venture partners to operate our joint ventures effectively; our inability to protect our trademarks and other proprietary intellectual property rights; unseasonable or severe weather conditions; our inability to use our net operating losses to reduce taxes; our ability to obtain stockholder approval for the proposed transaction; limitations on our ability to take actions pursuant to the merger agreement; employee attrition or distraction resulting from the proposed transaction; loss of vendors due to uncertainty surrounding the proposed transaction; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. Except as required by law, we undertake no obligation to update any of these forward-looking statements.
In connection with the proposed merger and related transactions, Eddie Bauer has filed a definitive proxy statement with the Securities and Exchange Commission. Eddie Bauer stockholders are urged to read the definitive proxy statement carefully, because it contains important information. Stockholders are able to obtain a copy of the proxy statement and other documents containing information about Eddie Bauer, free of charge, at the SEC’s web site at www.sec.gov. In addition, copies of the proxy statement are available free of charge on the investor relations portion of the Eddie Bauer website at www.eddiebauer.com, and may also be obtained by writing Eddie Bauer Holdings, Inc.’s investor relations department, at 15010 NE 36th Street, Redmond, WA 98052, or by calling Innisfree M&A Incorporated at (888) 750-5834.
Eddie Bauer and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Eddie Bauer’s stockholders in respect of the proposed transaction. Information regarding Eddie Bauer’s directors and executive officers and their ownership of Eddie Bauer securities is set forth in the definitive proxy statement. Further information regarding persons who may be deemed participants, including any direct or indirect interests they may have, is also set forth in the definitive proxy statement.

Contacts:
For Eddie Bauer Holdings:
Wendi Kopsick/Jim Fingeroth
Kekst and Company
212-521-4800
For Sun Capital:
A. Richard Hurwitz
Sun Capital Partners, Inc.
561-394-0550
For Golden Gate:
Joelle Kenealey
Coltrin & Associates
650-373-2005
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